Exhibit 21.1

Subsidiaries of Gentiva Health Services, Inc.

Subsidiary	Jurisdiction of Incorporation
Commonwealth Home Care, Inc.	Massachusetts
Gentiva CareCentrix, Inc.	Delaware
Gentiva CareCentrix (Area One) Corp.	Delaware
Gentiva CareCentrix (Area Two) Corp.	Delaware
Gentiva CareCentrix (Area Three) Corp.	Delaware
Gentiva Certified Healthcare Corp.	Delaware
Gentiva Health Services (Certified), Inc.	Delaware
Gentiva Health Services Holding Corp.	Delaware
Gentiva Health Services IPA, Inc.	New York
Gentiva Health Services of Central Georgia Inc.	Georgia
Gentiva Health Services (USA), Inc.	Delaware
Gentiva Insurance Corporation	New York
Gentiva Rehab Without Walls, LLC	Delaware
Gentiva Services of New York, Inc.	New York
The IV Clinic, Inc.	Texas
The IV Clinic II, Inc.	Texas
The IV Clinic III, Inc.	Texas
Kimberly Home Health Care, Inc.	Missouri
New York Healthcare Services, Inc.	New York
OHS Service Corp.	Texas
Partnersfirst Management, Inc.	Florida
QC-Medi-New York, Inc.	New York
Quality Care-USA, Inc.	New York
Quality Managed Care, Inc.	Delaware
Quantum Care Network, Inc.	Massachusetts
Quantum Health Resources, Inc.	Delaware
QHR Southwest Business Trust	Pennsylvania

The Healthfield Group, Inc.	Delaware
Access Home Health of Florida, Inc.	Delaware
Capital CareResources, Inc.	Georgia
Capital CareResources of South Carolina Inc.	Georgia
Capital Health Management Group, Inc.	Georgia
Chattahoochee Valley Home Care Services, Inc.	Georgia
Chattahoochee Valley Home Health, Inc.	Georgia
CHMG Acquisition Corp.	Georgia
CHMG of Atlanta, Inc.	Georgia
CHMG of Columbus, Inc.	Georgia

CHMG of Griffin, Inc.	Georgia
Eastern Carolina Home Health Agency, Inc.	North Carolina
ECT, Inc.	North Carolina
Healthfield Care at Home, Inc.	Georgia
Healthfield Home Health, Inc.	Georgia
Healthfield Home Health of Athens, Inc.	Georgia
Healthfield Home Health of Augusta, Inc.	Georgia
Healthfield Home Health of North Georgia, Inc.	Georgia
Healthfield Hospice Services, Inc.	Georgia
Healthfield, Inc.	Delaware
Healthfield of Southwest Georgia, Inc.	Georgia
Healthfield of Statesboro, Inc.	Georgia
Healthfield of Tennessee, Inc.	Georgia
Healthfield Operating Group, Inc.	Delaware
Healthfield Rehab, Inc.	Georgia
Healthfield Services of Tennessee, Inc.	Georgia
Home Health Care of Carteret County, Inc.	North Carolina
Horizon Health Network LLC	Alabama
Mid-South Care Services, Inc.	Delaware
Mid-South Home Care Services, Inc.	Georgia
Mid-South Home Care Services, LLC	Alabama
Mid-South Home Health Agency, Inc.	Delaware
Mid-South Home Health Agency, LLC	Alabama
Mid-South Home Health of Gadsden, Inc.	Georgia
Tar Heel Health Care Services, Inc.	North Carolina
Tar Heel Staffing, Inc.	Georgia
The Hug Center of Atlanta, Inc.	Georgia
Total Care Home Health of Louisburg, Inc.	Georgia
Total Care Home Health of North Carolina, Inc.	Georgia
Total Care Home Health of South Carolina, Inc.	Georgia
Total Care Services, Inc.	Georgia
Wiregrass Hospice Care, Inc.	Georgia
Wiregrass Hospice LLC	Alabama
Wiregrass Hospice of South Carolina, LLC	Georgia